UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016 (September 30, 2016)

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On September 30, 2016, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) issued and sold $45 million principal amount of the Company’s South Dakota First Mortgage Bonds (the “Bonds”). The Company is using the proceeds from the issuance of the Bonds for general corporate purposes.
The Bonds were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), have not been registered under the Securities Act and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Bonds were issued in one series as follows:

Issue Date	Maturity Date	Principal Amount	Interest Rate
September 30, 2016	September 30, 2026	$45 million	2.66%

The terms of the Bonds were established in the Fifteenth Supplemental Indenture, dated as of September 1, 2016 (the “Supplemental Indenture”), between the Company and The Bank of New York Mellon, as trustee. The Bonds are governed by the terms of the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, as amended and supplemented, between the Company and the trustee, and the Supplemental Indenture (collectively, the “Indenture”). The Bonds will rank equally in right of payment with all current and future debt that is secured by the first mortgage lien of the Indenture.
The Company may redeem some or all of the Bonds at any time at its option prior to maturity at a make-whole price as described in the Supplemental Indenture.
The Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Bonds, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the trustee may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.
The description set forth above concerning the Bonds is qualified in its entirety by reference to the Supplemental Indenture which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 with respect to the Company’s issuance of the Bonds is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
4.1*	Fifteenth Supplemental Indenture, dated as of September 1, 2016, between the Company and The Bank of New York Mellon, as trustee.
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: October 6, 2016

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
4.1*	Fifteenth Supplemental Indenture, dated as of September 1, 2016, between the Company and The Bank of New York Mellon, as trustee.
* filed herewith